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                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 pertaining to the Amended and Restated 1994 Stock Option Plan, the 1995 Executive Bonus and Stock Option Plan, the Non-Employee Directors Option Plan and the Original Directors Option Plan and to the incorporation by reference therein of our report dated January 12, 1996 with respect to the financial statements of Engineering Animation, Inc. included in Registration Statement (Form S-1 No. 33-80705) and related Prospectus filed with the Securities and Exchange Commission.




                                                           ERNST & YOUNG LLP


Des Moines, Iowa
December 4, 1996